UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2018

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of

Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(Registrant’s telephone number, including area code) (877) 848-3866

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2018, Lions Gate Capital Holdings LLC (“LGCH”), an indirect, wholly owned subsidiary of Lions Gate Entertainment Corp. (the “Company”) issued $512,300,000 of new 5.875% Senior Notes due 2024 (the “New 2024 Notes”). The New 2024 Notes were exchanged by LGCH for $512,300,000 of 5.875% Senior Notes due 2024 of the Company (the “LGEC 2024 Notes”) that were tendered by eligible holders prior to the applicable early tender date pursuant to LGCH’s previously announced private offer to exchange (the “Exchange Offer”).

The New 2024 Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws, and otherwise in compliance with all other applicable securities laws.

The New 2024 Notes were issued pursuant to an indenture, dated as of March 28, 2018, between LGCH, as issuer (the “Issuer”), the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). The New 2024 Notes are jointly and severally guaranteed on an unsecured, unsubordinated basis, subject to certain exceptions, by the Company and each of the Company’s subsidiaries that guarantees the obligations under the Company’s senior secured credit facilities or certain other indebtedness (the “Guarantors”).

The New 2024 Notes will mature on November 1, 2024, and interest is payable on the New 2024 Notes semiannually in arrears on May 1 and November 1 of each year, commencing on May 1, 2018.

The Issuer may redeem the New 2024 Notes, in whole at any time, or in part from time to time, prior to November 1, 2019 at a price equal to 100% of the principal amount of the New 2024 Notes to be redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Issuer may redeem the New 2024 Notes in whole at any time, or in part from time to time, on or after November 1, 2019 at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, the Issuer may redeem up to 40% of the aggregate principal amount of the New 2024 Notes at any time and from time to time prior to November 1, 2019 with the net proceeds of certain equity offerings at a price of 105.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Issuer may also redeem the New 2024 Notes, in whole but not in part, at any time upon the occurrence of certain changes in withholding taxes at a redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Indenture contains covenants that limit the ability of the Issuer, the Company and certain of the Company’s subsidiaries to, among other things and subject to certain significant exceptions: (i) incur, assume or guarantee additional indebtedness; (ii) declare or pay dividends or make other distributions with respect to, or purchase or otherwise acquire or retire for value, equity interests; (iii) make any principal payment on, or redeem or repurchase, subordinated debt; (iv) make loans, advances or other investments; (v) incur liens; (vi) sell or otherwise dispose of assets, including capital stock of subsidiaries; (vii) consolidate or merge with or into, or sell all or substantially all assets to, another person; and (viii) enter into transactions with affiliates. The Indenture also provides for certain events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New 2024 Notes to be declared immediately due and payable.

The foregoing description of the Indenture is not intended to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01.	Other Events

On March 28, 2018, the $512,300,000 of LGEC 2024 Notes that were tendered in the Exchange Offer prior to the early tender deadline were returned to the trustee for the LGEC 2024 Notes and cancelled.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 28, 2018, by and between Lions Gate Capital Holdings LLC, as issuer, the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

	By:	/s/ James W. Barge
	Name:	James W. Barge
	Title:	Chief Financial Officer